POWER OF ATTORNEY

We, the undersigned officers and Trustees of The Wright Managed Income Trust, a Massachusetts business trust, do hereby constitute and appoint Peter M. Donovan, A.M. Moody, III, and Christopher A. Madden, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement filed by The Wright Managed Income Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Name	Capacity	Date

President, Principal Executive
/s/ Peter M. Donovan	Officer and Trustee	December 8, 2011
Peter M. Donovan

Treasurer, Principal Financial
/s/ Michael J. McKeen	and Accounting Officer	December 8, 2011
Michael J. McKeen

/s/ James J. Clarke	Trustee	December 8, 2011
James J. Clarke

/s/ Dorcas R. Hardy	Trustee	December 8, 2011
Dorcas R. Hardy

/s/ A.M. Moody, III	Trustee	December 8, 2011
A.M. Moody, III

/s/ Richard E. Taber	Trustee	December 8, 2011
Richard E. Taber